Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No’s. 333-81504 and 333-44430 on Form S-8 of our reports dated June 13, 2006, relating to the consolidated financial statements of OPNET Technologies, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2006.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

June 13, 2006